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CUSIP No. 282491 10 9                                     Page  16 of  16 Pages
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                                                                      EXHIBIT 1

                            JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of 800-JR CIGAR, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


JRC ACQUISITION CORP.


By:  /s/ Lewis I. Rothman
     -------------------------------
     Name:  Lewis I. Rothman
     Title:    President


L&LR, INC.


By:  /s/ Lewis I. Rothman
     -------------------------------
     Name:  Lewis I. Rothman
     Title:    President


 /s/ Lewis I. Rothman
------------------------------------
Lewis I. Rothman


 /s/ LaVonda M. Rothman
------------------------------------
LaVonda M. Rothman

/s/  Samuel Bornstein
------------------------------------
Samuel Bornstein, as Trustee
of the Lewis Irving Rothman 1998
Trust #1 u/a/d November 10, 1998